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                                                                   Exhibit 16(l)

                                CODE OF ETHICS

                   WESTERN ASSET MANAGEMENT COMPANY LIMITED



A.   STATEMENT OF GENERAL PRINCIPLES
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 1.  All Access Persons that are affiliated with Western Asset are fiduciaries to the Accounts and Funds managed by the Company. All such Access Persons are also fiduciaries to Fund shareholders. Accordingly, Access Persons shall place the interests of the Accounts and Funds first.

 2. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Accounts and Funds. Each Access Person shall handle his or her activities and personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of his or her position of trust and responsibility. No Access Person shall take inappropriate advantage of his or her position.

 3. All Access Persons shall act in accordance with both the letter and the spirit of this Code. Technical compliance with the Code's procedures will not automatically insulate from scrutiny activity that may indicate an abuse of fiduciary duties.

 4. It will be considered a violation of this Code to do indirectly that which is prohibited directly. For example, it will be considered a violation of this Code to do indirectly through options, futures or other derivatives that which is prohibited directly through transactions in securities themselves.

 5. This Code is to be interpreted consistent with the Securities and Exchange Commission's rules governing codes of ethics.

 6. The rules set out in the Code are in addition to the restrictions and obligations imposed on you at law, which include those in the Financial Services Act 1986 and Part V of the Criminal Justice Act 1933 which, in specified circumstances, prohibits dealings in securities when in possession of inside information. You must not arrange a transaction for another person if you know of have reason to believe that the other person is contravening or attempting to evade the Act or any insider dealing rule.

 7. All employees must indicate their agreement to be bound by the Code of Ethics and the above mentioned Acts by completing signing and returning the statement attached. By doing so, you also agree that observance of the Code of Ethics and the above mentioned Acts are a term of your contract of employment and that except as disclosed on the

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 8.  attached statement, you have no agreements with, or obligations to, others which may conflict with your duties or obligations to the Company.

 9. Notwithstanding any other provision of this Code to the contrary, Access Persons of the Company who are also employed principally by affiliates of Western Asset Management Company Limited and who are subject to the Legg Mason, Inc. Code of Ethics or the Western Asset Management Company Code (the "Affiliate Codes") shall not be subject to this Code (other than as provided in the following sentence), but rather shall be subject to the provisions of the appropriate Affiliate Code. The Affiliate Codes are hereby incorporated by reference into, and made a part of, this Code.

B.   PRE-CLEARANCE
     -------------

 1. Except for the transactions set forth in Section D below, any Securities Transaction which an Access Person has a direct or indirect Beneficial Interest must be pre-cleared with a Pre-Clearance Officer.

 2.  Pre-Clearance Procedures  - Prior to entering an order for a Securities
     -------------------------
     Transaction that requires pre-clearance, the Access Person must complete, in writing, a Trade Authorization Request form and submit the completed form to a Pre-Clearance Officer. Proposed Securities Transactions of a Pre-Clearance Officer that require pre-clearance must be submitted to another Pre-Clearance Officer. In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person requesting Pre-Clearance may designate someone else to complete the Form on his or her behalf in order to obtain proper authorization.

 3.  Length of Trade Authorization Approval - The authorization provided by the
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     Pre-Clearance Officer is effective until the earlier of (1) its revocation,
     (2) the close of business on the trading day after the authorization is granted, or (3) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If a Securities Transaction is placed but has not been executed before the authorization expires (e.g. a limit order), no new authorization is necessary unless the person placing the order amends it in any way.

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C.   PROHIBITED TRANSACTIONS
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     1.   Always Prohibited Securities Transactions - The following Securities
          -----------------------------------------
          Transactions are prohibited and will not be authorized under any circumstances:

          a.   Inside Information - Any transaction in a Security by an
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               individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

          b.   Market Manipulation - Transactions intended to raise, lower, or
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               maintain the price of any Security or to create a false
               appearance of active trading;

          c.   Others - Any other transaction deemed by the Pre-Clearance
               ------
               Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

     2.   Generally Prohibited Securities Transactions - Unless exempted by
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          Section D, the following Securities Transactions are prohibited and will not be authorized by the Pre-Clearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

          a.   Initial Public Offerings (Investment Persons Only) - Investment
               -------------------------------------------------
               Persons shall not acquire any Securities in an Initial Public Offering.

          b.   Limited Offerings (Investment Persons Only) - Investment Persons
               -------------------------------------------
               shall not acquire any Securities in a Limited Offering without written prior approval from the Compliance Department. This prior approval shall take into account among other factors, whether the investment opportunity should be reserved for the Funds or Accounts, and whether the opportunity is being offered to the Investment Person by virtue of his or relationship with the Company. An Investment Person who has been authorized to acquire securities in a limited offering shall disclose that investment when he or she plays a part in any subsequent consideration by the Fund, Accounts or the Company of an investment in the issuer. In such circumstances, the decision to purchase Securities of the issuer shall be subject to an independent review by persons with no personal interest in the issuer.

          c.   One-Day Blackout Period - No Access Person shall execute a
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               Securities Transaction in a Security on any day during which an

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               Account or Fund has placed or executed a purchase or sell order on the same Security.

          d.   Seven-Day Blackout Period (Portfolio Managers Only) - Portfolio
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               Managers may not purchase or sell Securities for their own account within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Account or Fund managed by that Portfolio Manager.

          e.   60-Day Blackout Period (Investment Persons Only) - Investment
               -----------------------------------------------
               Persons may not (for their own beneficial interest) purchase a Security within 60 days of the sale of the same Security; nor may an Investment Person sell a Security within 60 days of a purchase of the same Security if, in either case, at any time during the 60 days the Security was held by an Account or Fund managed by the Company.

     D.   EXEMPTIONS
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      1.  Exemption from Pre-Clearance and Treatment as a Prohibited
          ----------------------------------------------------------
          Transaction - The following Securities Transactions are exempt from
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          the pre-clearance requirements of Section B and the prohibited transaction restrictions of Section C.

          a.   Unit Trusts- Any purchase or sale of a Security  issued by any
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               registered open-end investment company;

          b.   No Knowledge - Securities Transactions where the Access Person
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               has no knowledge of the transaction before it is completed (for example a transaction effected by a Trustee of a blind trust or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

          c.   Certain Corporate Actions - Any acquisition of Securities,
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               through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, exercise of rights or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

          d.   Options-Related Activity - Any acquisition or disposition of a
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               Security in connection with an option-related Securities
               Transaction that has been previously approved. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Section B and C are not applicable to the sale of the underlying Security.

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     e.   Commodities, Futures and Options on Futures - Any Securities
          -------------------------------------------
          Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

     f.   Miscellaneous - Any transaction in the following:
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          .    Bankers Acceptances,
          .    Bank Certificates of Deposit,
          .    Commercial Paper,
          .    Repurchase Agreements,
          .    Securities that are direct obligations of the U.S. or U.K.
               Government,
          .    Other securities as may from time to time be designated in writing by the Compliance Department on the grounds that the risk of abuse is minimal or non-existent.

     The Securities listed above are not exempt from the reporting requirements set forth in Section E.

2.   Exemption from Treatment as a Prohibited Transaction - The following
     ----------------------------------------------------
     Securities Transactions are exempt from the prohibited transaction restrictions of Section C.

     a.   Options on Broad-Based Indices - The prohibitions in Section C are not
          ------------------------------
          applicable to any Securities Transaction involving options on certain broad-based indices designated by the Compliance Department. The broad-based indices designated may be changed from time-to-time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite and Wilshire Small Cap indices.

     b.   Sovereign debt of Non-U.S. and Non-U.K. Governments - The prohibitions
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          in Section C are not applicable to any Securities Transactions involving Sovereign debt of Non-U.S. or U.K. governments with an issue size greater than $1 billion and issued in either the home currency, U.K. Sterling or U.S. dollars.

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E.   REPORTING
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 1.  Initial Reports - All Access Persons, within ten (10) days of being
     ---------------
     designated an Access Person, must disclose all Covered Securities in which they have a direct or indirect Beneficial Interest. Such report must include the title, number of shares and principal amount of each Covered Security. Access Persons must also report all brokerage accounts in which they have a direct or indirect Beneficial Interest. Initial reports must be signed and dated by the Access Person.

 2.  Monthly Reports - All employees of the Company shall submit to the
     ---------------
     Compliance Department, within 10 days after month end, a report of all Securities Transactions during the previous month. The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected. The report shall also include the date it was submitted by the employee. Access Persons who have reported Securities Transactions through duplicate copies of broker confirmations and/or statements are not required to file a monthly report.

 3.  Quarterly Reports - All employees of the Company shall submit a report of
     -----------------
     any Securities account established during the quarter for the direct or indirect benefit of the employee. The report shall include the name of the broker, dealer or bank with whom the employee established the account, the date the account was established and the date the report was submitted to the Compliance Department. If the Company does not receive duplicate statements from the employee's broker the employee will also submit within 10 days after month end, a report of all Securities Transactions during the previous quarter. The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected.

 4.  Annual Reports - All Access Persons shall provide annually a list of all
     --------------
     Covered Securities in which they have a direct or indirect Beneficial Interest. The list shall include the title, number of shares and principal amount of each Covered Security. In addition, each Access Person must report to the Compliance Department the account number, account name and brokerage firm of each Securities account in which the Access Person has a direct or indirect Beneficial Interest. The information in the annual report must be current as of a date no more than 30 days before the report is submitted and the annual report must

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     include the date it was submitted to the Compliance Department. Annually all Access Persons shall certify that they have complied with the requirements of this Code and that they have disclosed or reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

 5.  Confirmations and Statements - All Access Persons must arrange for the
     ----------------------------
     Compliance Department to receive directly from any broker, dealer or bank duplicate copies of confirmations for Securities Transactions and periodic statements (if available) for each brokerage account in which the Access Person has a direct or indirect Beneficial Interest. The foregoing does not apply to transactions and holdings in registered open-end investment companies.

F.   FIDUCIARY DUTIES
     ----------------

1.   Confidentiality - Access Persons are prohibited from revealing information
     ---------------
     relating to the investment intentions, activities or portfolios of the Accounts or Funds, except to persons whose responsibilities require knowledge of the information.

2.   Gifts:  On occasion, because of their position with Western Asset, Access
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     Persons may be offered, or may receive without notice, gifts from clients, vendors or other persons not affiliated with the firm. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation of the firm. Gifts of nominal value (i.e., gifts whose reasonable value is no more than (Pounds)50 per year), and customary business meals, entertainment (e.g. sporting events), and promotional items (e.g. pens, mugs, T-shirts) may be accepted. However all such gifts must be reported to the Compliance Officer for inclusion in the Gifts Register (see company policy on Inducements for further information). An Access Person may not personally give any gift with a value in excess of (Pounds)50 per year to persons associated with securities or financial organizations, including clients of the firm.

3.   Service as a Director:   No Investment Person may serve on the board of
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     directors of any publicly traded company without prior written authorization from the Compliance Department. If the Committee authorizes board service, it shall do so subject to appropriate safeguards, including in most cases "Chinese Walls" or other procedures to isolate the Investment Person from the making of investment decisions related to the company on whose board the Investment Person serves.

3.   Remedies and Sanctions:   If the Compliance Officer determines that an
     ----------------------
     employee of the Company or an Access Person has committed a

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     violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate.

G.   DEFINITIONS
     -----------

 1.  "Access Persons" means (a) all officers and directors of the Company(b) all
      --------------
     employees of the Company who, in connection with their regular functions or duties, make, participate in, or obtain information, regarding the purchase or sale of a Security by an Account or Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales;
     (c) any natural person in a control relationship to the Company who obtains information concerning recommendations made to an Account or Fund with regard to the purchase or sale of a security and (d) such other persons as the Compliance Department shall designate.

 [Note: For the avoidance of doubt, given the size of WAML and the potential of all staff to access information on securities transactions, as at June 1996 and until further notice, all employees are categorised as Access Persons.]

 2.  "Account" means any portfolio managed by Western Asset Management Company
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     Limited.

 3.  "Beneficial Interest" shall have the meaning given to it for purposes of
     --------------------
     SEC Rule 17j-1 and shall include the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in the following:

     a.   any Security owned individually by the Access Person;

     b. any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

     c. any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian). In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached (Certification of No Beneficial Interest) in connection with such requests

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     d.   Any securities owned by Connected Persons as defined in the IMRO rules who are not covered by a-c above.

4.   "Company" Western Asset Management Company Limited
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5.   "Connected Person"  As defined in the IMRO rules means anyone connected by
      ----------------
     reason of a domestic or business relationship (other than as arises solely because that person is a customer of the firm) such that the officer or employee has influence over that person's judgement as to how to invest his property or exercise any rights attaching to his investments.

6.   "Covered Security" means any security defined below except covered security
      ----------------
     does not include direct obligations of the U.S. Government, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements and shares issued by open-end Funds.

7.   "Equivalent Security" means any Security issued by the same entity as the
      -------------------
     issuer of a subject Security that may be convertible into that Security. (e.g. options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, convertible bonds)

8.   "Fund" means any investment company registered under the Investment Company
      ----
     Act of 1940 managed by Western Asset Management Company Limited.

9.   "Immediate Family" of an Access Person means any of the following persons
      ----------------
     who reside in the same household as the Access Person:

     child                    grandparent              son-in-law
     stepchild                spouse                   daughter-in-law
     grandchild               sibling                  brother-in-law
     parent                   mother-in-law            sister-in-law
     stepparent               father-in-law

10.  "Initial Public Offering" means an offering of securities registered under
      -----------------------
     the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange act of 1934.

11.  "Investment Person" means any employee of the Company who, in connection
      -----------------
     with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities for an Account or Fund.

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12.  "Limited Offering" means in the US an offering that is exempt from
      ----------------
     registration under the securities Act of 1933 pursuant to section 4(2) or 4(6) or 77d(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

13.  "Portfolio Manager" means a person who has or shares principal day-to-day
      -----------------
     responsibility for managing an Account or Fund.

14.  "Pre-Clearance Officer" means the persons designated as Pre-Clearance
      ---------------------
     Officers by the Compliance Officer.

15.  "Security" means any security (as that term is defined under the Investment
      --------
     Company Act of 1940) and any financial instrument related to a security, including options on securities, futures contracts, options on futures contracts and any other derivative. For avoidance of doubt this includes trading with companies such as City Index and IG Index.

16.  "Securities Transaction" means a purchase or sale of Securities in which an
      ----------------------
     Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest, including the writing of an option to purchase or sell the Security.

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